Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February 5, 2020, (the “Execution Date”), is entered into by and between PREDICTIVE ONCOLOGY INC., a Delaware corporation (the “Company”), and OASIS CAPITAL, LLC, a Puerto Rico limited liability company (the “Buyer”).

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) an 8% senior secured convertible promissory note of the Company, in the form attached hereto as Exhibit A, in the aggregate principal amount of up to US$1,450,000.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), convertible into shares (the “Conversion Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”) pursuant to the terms of the Note; (ii) warrants to acquire up to that number of shares (the “Warrant Shares”) of Common Stock as set forth on the schedule of buyers attached hereto (the “Schedule of Buyers”) in the form attached hereto as Exhibit B (the “Warrants”), upon the terms and subject to the limitations and conditions set forth in the Warrants; and (iii) that number of shares of Common Stock set forth on the Schedule of Buyers to be issued as an inducement to the Buyer to enter into this Agreement (the “Inducement Shares”), on the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.                  DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

“Issuance Shares” means, collectively, the Inducement Shares, Conversion Shares and the Warrant Shares.

“Knowledge” including the phrase “to the Company’s Knowledge” shall mean the actual knowledge after reasonable investigation of the Company’s officers and directors.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or any other restriction.

“Material Adverse Effect” means any effect on the business, operations, properties, or financial condition of the Company and/or the Subsidiaries that is material and adverse to the Company and/or the Subsidiaries and/or any condition, circumstance, or situation that prohibits or otherwise materially interferes with the ability of the Company and/or the Subsidiaries to enter into and/or perform its obligations under any Transaction Document.

“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Securities” means, collectively, the Note, the Warrant, the Inducement Shares, the Conversion Shares, and the Warrant Shares, and any other securities of the Company issued in connection with or in exchange for any of the foregoing.

“Subsidiary” or “Subsidiaries” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Trading Day” shall mean a day on which the Trading Market shall be open for business.

“Trading Market” means the NASDAQ stock market.

“Transaction Documents” shall mean this Agreement, the Note, the Warrant, the Security Agreement, the Transfer Agent Instruction Letter and all schedules and exhibits hereto and thereto.

“Transfer Agent” shall mean Corporate Stock Transfer, Inc., the current transfer agent of the Company, and any successor transfer agent of the Company.

“Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent in the form of Exhibit C attached hereto.

2.                  PURCHASE AND SALE OF SECURITIES.

(a)                Purchase of Securities.

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(i)                 First Tranche. On the First Closing Date (as defined below), the Company shall sell and issue to the Buyer and the Buyer shall purchase and fund such principal amount of the Note as is set forth on the Schedule of Buyers under the section “FIRST TRANCHE,” subject to the express terms of the Note (the “First Tranche”). On the First Closing Date, the Company shall issue to Buyer as a commitment fee, a Warrant to purchase the number of Warrant Shares set forth on the Schedule of Buyers under the section “FIRST TRANCHE,” subject to the terms of such Warrant. On the First Closing Date, the Company shall also issue the number of Inducement Shares as a commitment fee to Buyer set forth on the Schedule of Buyers under the section “FIRST TRANCHE.”

(ii)              Second Tranche. On the Second Closing Date (as defined below), the Company shall sell and issue to the Buyer and the Buyer shall purchase and fund such principal amount of the Note as is set forth on the Schedule of Buyers under the section “SECOND TRANCHE,” subject to the express terms of the Note (the “Second Tranche”). On the Second Closing Date, the Company shall issue to Buyer as a commitment fee, a Warrant to purchase the number of Warrant Shares set forth on the Schedule of Buyers under the section “SECOND TRANCHE,” subject to the terms of such Warrant.

(iii)            Third Tranche. On the Third Closing Date (as defined below), the Company shall sell and issue to the Buyer and the Buyer shall purchase and fund such principal amount of the Note as is set forth on the Schedule of Buyers under the section “THIRD TRANCHE,” subject to the express terms of the Note (the “Third Tranche”). On the Third Closing Date, the Company shall issue to Buyer as a commitment fee, a Warrant to purchase the number of Warrant Shares set forth on the Schedule of Buyers under the section “THIRD TRANCHE,” subject to the terms of such Warrant.

(iv)             Consolidated Note Issued. For the avoidance of doubt, the Company and the Buyer acknowledge and agree that, notwithstanding any other terms contained in this Agreement, the Note shall be issued to the Buyer on the First Closing Date but will evidence the aggregate amounts funded or to be funded by the Buyer for the First Tranche, Second Tranche and Third Tranche (i.e. such that additional notes will not need to be issued on subsequent Closing Dates).

(b)                Closing Dates.

(i)                 First Closing. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 7 and Section 8 below, the date of the issuance and sale of the Securities constituting the First Tranche pursuant to this Agreement (the “First Closing Date”) shall be the Execution Date.

(ii)              Second Closing. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 7 and Section 8 below, the date of the issuance and sale of the Securities constituting the Second Tranche pursuant to this Agreement (the “Second Closing Date”) shall be on the date that is thirty (30) days after the First Closing Date.

(iii)            Third Closing. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 7 and Section 8 below, the date of the issuance and sale of the Securities constituting the Third Tranche pursuant to this Agreement (the “Third Closing Date”) shall be on the date that is sixty (60) days after the First Closing Date. The First Closing Date, Second Closing Date and Third Closing Date are sometimes referred to herein individually as a “Closing Date”, and collectively as the “Closing Dates”. Each closing of the transactions contemplated by this Agreement (each, a “Closing”) shall occur on the Closing Dates at such location as may be agreed to by the parties.

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(c)                Form of Payment. On the First Closing Date, the Buyer shall pay the purchase price of $400,000.00 (the “First Purchase Price”) for the First Tranche of $490,000.00 (which amount includes a prorated portion the OID (as defined in the Note) and a $10,000.00 credit for the Buyer’s transaction expenses) under the Note, by wire transfer of immediately available funds, in accordance with the Company’s written wiring instructions against delivery of the Note, pursuant to the terms of the Note.

In the event that the Buyer funds the Second Tranche under the Note, as contemplated by subsections (a) and (b) above, the Buyer shall pay the purchase price of $400,000.00 (the “Second Purchase Price”) for the Second Tranche of $480,000.00 (which includes a prorated portion of the OID) under the Note, by wire transfer of immediately available funds, in accordance with the Company’s written wiring instructions against delivery of the Note, pursuant to the terms of the Note.

In the event that the Buyer funds the Third Tranche under the Note, as contemplated by subsections (a) and (b) above, the Buyer shall pay the purchase price of $400,000.00 (the “Third Purchase Price”, and with the First Purchase Price and Second Purchase Price, each a “Purchase Price”) for the Third Tranche of $480,000.00 (which includes a prorated portion of the OID) under the Note, by wire transfer of immediately available funds, in accordance with the Company’s written wiring instructions against delivery of the Note, pursuant to the terms of the Note.

3.                  REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Company that:

(a)                Investment Purpose. As of the Execution Date, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the foregoing representation and warranty, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b)                Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(c)                Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Buyer understands that its investment in the Securities involves a significant degree of risk, including the risk of loss of the Buyer’s entire investment. The Buyer is not aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein.

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(d)                Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(e)                Transfer or Re-sale. The Buyer understands that (i) the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act, (b) the Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 3(e) and who is an Accredited Investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(f)                 Legends. The Buyer understands that the Note, the Warrant and, until such time as the Issuance Shares have been registered under the Securities Act or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Issuance Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer can be effected. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Buyer in accordance with the preceding sentence with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline (as defined in the Note) or at the Warrant Share Delivery Date (as defined in the Warrant), it will constitute an Event of Default under the Note.

(g)                Authorization; Enforcement. This Agreement has been duly and validly authorized by the Buyer. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

(h)                Accredited Investor Status. The Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3) (an “Accredited Investor”), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

(i)                 Residency. The Buyer is a limited liability company organized under the laws of the Territory of Puerto Rico.

(j)                 General Solicitation. The Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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4.                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer that:

(a)                Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is not in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)                Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)                Capitalization. As of the Execution Date, the authorized capital stock of the Company is as set forth in the SEC Documents (as defined below). Except as set forth on Schedule 4(c), the Company has not issued any capital stock since its most recently filed SEC Document, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed SEC Document. Except as disclosed in the SEC Documents, no shares are reserved for issuance pursuant to the Company’s stock option plans, no shares are reserved for issuance pursuant to the terms of any Common Stock Equivalents (other than the Note and the Warrant) exercisable for, or convertible into or exchangeable for shares of Common Stock and sufficient shares are reserved for issuance upon conversion of the Note and exercise of the Warrant (as required by the Note, the Warrant and Transfer Agent Instruction Letter). All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in the SEC Documents, as of the Execution Date, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. The Company has filed in its SEC Documents true and correct copies of the Company’s Certificate of Incorporation as in effect on the Execution Date, the Company’s bylaws, as in effect on the Execution Date, and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer a certification of this representation signed by the Company’s Chief Executive Officer on behalf of the Company as of each Closing Date.

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(d)                Issuance of Shares. The Inducement Shares have been duly authorized and on the Execution Date will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof with the holders being entitled to all rights accorded to a holder of Common Stock. The Conversion Shares and Warrant Shares have been duly authorized and fully reserved for issuance and, upon conversion of the Note and upon exercise of the Warrant in accordance with their terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Issuance Shares shall not be subject to preemptive rights or other similar rights of stockholders of the Company (except to the extent already waived) and will not impose personal liability upon the holder thereof, other than restrictions on transfer provided for in the Transaction Documents and under the Securities Act.

(e)                Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Note, and the Warrant Shares upon exercise of the Warrant. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note, and Warrant Shares upon exercise of the Warrant in accordance with this Agreement, and the Note and Warrant are absolute and unconditional regardless of the dilutive effect that such issuances may have on the ownership interests of other stockholders of the Company.

(f)                 No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Issuance Shares) will not (a) result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to issue the Issuance Shares or to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents (other than any SEC, FINRA or state securities filings that may be required to be made by the Company subsequent to Closing or any registration statement that may be filed pursuant hereto or any filing required by Nasdaq); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Buyer herein. The Company is not in violation of the listing requirements of the Nasdaq Capital Market (“Nasdaq”), and does not reasonably anticipate that the Common Stock will be delisted by Nasdaq in the foreseeable future. Except as set forth on Schedule 4(f), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing; provided that the Company can provide no assurance that the trading price of the Company’s common stock will not be below $1.00 during the foreseeable future.

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(g)                SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the Execution Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such Financial Statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). The Company maintains a system of internal accounting controls appropriate for its size. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed by the Company in its Financial Statements or otherwise that would be reasonably likely to have a Material Adverse Effect. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Buyer will rely on the foregoing representation in effecting transactions in securities of the Company.

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(h)                Absence of Certain Changes. No event has occurred that would have a Material Adverse Effect on the Company or any Subsidiary that has not been disclosed in the SEC Documents. Without limiting the generality of the foregoing, except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has:

(1)                declared, set aside or paid any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries or any direct or indirect redemption, purchase or other acquisition of any such shares;

(2)                sold, assigned, pledged, encumbered, transferred or otherwise disposed of any tangible asset of the Company or any of its Subsidiaries (other than sales or the licensing of its products to customers in the ordinary course of business consistent with past practice), or sold, assigned, pledged, encumbered, transferred or otherwise disposed of any Intellectual Property (as defined below), other than licensing of products of the Company or its Subsidiaries in the ordinary course of business and on a non-exclusive basis;

(3)                entered into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any governmental authority;

(4)                made capital expenditures, individually or in the aggregate, in excess of $100,000;

(5)                incurred any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) on the Company’s behalf or any of its Subsidiaries, in excess of $100,000 individually, other than obligations under customer contracts, current obligations and liabilities, in each case incurred in the ordinary course of business and consistent with past practice;

(6)                had any Lien on any property of the Company or any of its Subsidiaries except as disclosed in the SEC Documents or described on Schedule 4(h)(6);

(7)                made any payment, discharge, satisfaction or settlement of any suit, action, claim, arbitration, proceeding or obligation of the Company or any of its Subsidiaries, except in the ordinary course of business and consistent with past practice;

(8)                effected any split, combination or reclassification of any equity securities;

(9)                sustained any material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured;

(10)            effected any acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness;

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(11)            experienced any labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment;

(12)            made any waiver of any valuable right, whether by contract or otherwise;

(13)            made any loan or extension of credit to any officer or employee of the Company;

(14)            made any change in the independent public accountants of the Company or its Subsidiaries or any material change in the accounting methods or accounting practices followed by the Company or its Subsidiaries, as applicable, or any material change in depreciation or amortization policies or rates;

(15)            experienced any resignation or termination of any officer, key employee or group of employees of the Company or any of its Subsidiaries;

(16)            effected any change in any compensation arrangement or agreement with any employee, officer, director or stockholder that would result in the aggregate compensation to such Person in such year to exceed $100,000, except as disclosed on Schedule 4(h)(16);

(17)            effected any material increase in the compensation of employees of the Company or its Subsidiaries (including any increase pursuant to any written bonus, pension, profit sharing or other benefit or compensation plan, policy or arrangement or commitment), or any increase in any such compensation or bonus payable to any officer, stockholder, director, consultant or agent of the Company or any of its Subsidiaries having an annual salary or remuneration in excess of $100,000, except as disclosed on Schedule 4(h)(17);

(18)            made any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business;

(19)            made any acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business;

(20)            written-down the value of any asset of the Company or its Subsidiaries or written-off as uncollectible of any accounts or notes receivable or any portion thereof except in the ordinary course of business and in a magnitude consistent with historical practice;

(21)            cancelled any debts or claims or any material amendment, termination or waiver of any rights of the Company or its Subsidiaries; or

(22)            entered into any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (1) through (21), except as disclosed on Schedule 4(h)(22).

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(i)                 Absence of Litigation. Except as disclosed in the SEC Documents or as set forth on Schedule 4(i), there are no actions, suits, investigations, inquiries or proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect or would require disclosure under the Securities Act or the Exchange Act. No judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. Except as disclosed in the SEC Documents or as set forth on Schedule 4(i) there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

(j)                 Patents, Copyrights, etc. The Company and the Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted (“Intellectual Property”). None of the Company’s nor any Subsidiary’s Intellectual Property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the Execution Date. The Company does not have any Knowledge of any infringement by the Company and/or any Subsidiary of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company’s Knowledge, being threatened against, the Company and/or any Subsidiary regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(k)                Tax Status. The Company and each of its Subsidiaries has made or filed all federal and material state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(l)                 Certain Transactions. Except as set forth in the SEC Documents, none of the officers or directors of the Company or any Subsidiary, and to the Knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

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(m)              Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer pursuant in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act).

(n)                Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is neither (i) an officer or director of the Company or any of its Subsidiaries, nor (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(o)                No Integrated Offering. Neither the Company, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

(p)                No Brokers. No broker is entitled to a commission payable by the Company in connection with the transactions contemplated by this transaction and the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(q)                Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the Knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

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(r)                 Environmental Matters. The Company is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have and could not reasonably be expected to have a Material Adverse Effect. For purposes of the foregoing: “Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, the environment or any Hazardous Material.

(s)                 Title to Property. Except as disclosed in the SEC Documents, the Company and each Subsidiary has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company or any Subsidiary is held under valid, subsisting and enforceable leases with which the Company is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

(t)                 Internal Accounting Controls. Except as disclosed in the SEC Documents the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it.

(u)                Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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(v)                Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. Except as disclosed in the SEC Documents or on Schedule 4(v), the Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year. For the avoidance of doubt any qualification of the auditors’ opinion relating to the Company’s ability to continue as a “going concern” shall not, by itself, be a violation of this Section 4(v).

(w)              Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each Subsidiary is engaged. Neither the Company, nor any Subsidiary has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, taken as a whole.

(x)                Breach of Representations and Warranties by the Company. If the Company breaches any of the representations or warranties set forth in this Section 4, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under the Note.

(y)                No General Solicitation; Placement Agent. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor any of its Subsidiaries has engaged any placement agent in connection with the sale of the Securities. In the event that a broker-dealer or other agent or advisory is engaged by the Company subsequent to the initial Closing, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Securities. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(z)                No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in the SEC Documents or on Schedule 4(z) hereto, the Company and its Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise and whether due or to become due) other than those liabilities or obligations that are disclosed in the Financial Statements or which do not exceed, individually in excess of $50,000 and in the aggregate in excess of $200,000. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the Execution Date and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for in the Financial Statements.

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(aa)             Management. During the past five year period, no current or former officer or director or, to the Knowledge of the Company, stockholder of the Company or any of its Subsidiaries has been the subject of any matter that would require disclosure under Paragraph (f) of Rule 401 of Regulation S-K that has not been publicly disclosed.

(bb)            Assets; Title. Except as disclosed on Schedule 4(bb), each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, as applicable, all of its properties and assets, free and clear of all Liens except (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, and (iv) such as have been disposed of in the ordinary course of business. To the Company’s Knowledge, all tangible personal property owned by the Company and its Subsidiaries has been maintained in good operating condition and repair, except (x) for ordinary wear and tear, and (y) where such failure would not have a Material Adverse Effect. To the Company’s Knowledge, all assets leased by the Company or any of its Subsidiaries are in the condition required by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof. To the Company’s Knowledge, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(cc)             Subsidiary Rights. Except as set forth on Schedule 4(cc), the Company or one of its Subsidiaries has the unrestricted right to vote, and to receive dividends and distributions on, all equity securities of its Subsidiaries as owned by the Company or such Subsidiary.

(dd)            Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee)             Illegal or Unauthorized Payments; Political Contributions. Neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

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(ff)               Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(gg)            Books and Records. To the Company’s Knowledge, the books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect. To the Company’s Knowledge, the minute books of the Company and its Subsidiaries contain accurate records in all material respects of all meetings and accurately reflect all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

(hh)            Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(ii)               Shell Company Status. The Company is not currently an issuer identified in Rule 144(i)(1)(i) under the Securities Act, and, if it was at any time previously been such an issuer, then the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable during the preceding 12 months, and, as of a date at least one year prior to the Execution Date, has filed current “Form 10 information” with the SEC (as defined in Rule 144(i)(3) of the Securities Act) reflecting its status as an entity that is no longer an issuer described in Rule 144(i)(1)(i) of the Securities Act.

(jj)               No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)(viii) under the Securities Act (each, a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

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(kk)            Other Covered Persons. The Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(ll)               Absence of Schedules. In the event that at the First Closing Date, the Company does not deliver and attach hereto any disclosure schedule contemplated by this Agreement, the Company hereby acknowledges and agrees that (i) each such undelivered disclosure schedule shall be deemed to read as follows: “Nothing to Disclose”, and (ii) the Buyer has not otherwise waived delivery of such disclosure schedule.

5.                  COVENANTS.

(a)                Best Efforts. The parties shall use their commercially reasonable best efforts to satisfy timely each of the conditions described in Section 7 and 8 of this Agreement.

(b)                Use of Proceeds. The Company shall use the proceeds from the sale of the Note for working capital and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person.

(c)                Financial Information. The Company agrees to send or make available the following reports to the Buyer until the Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries relating to the transactions contemplated hereby; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders. For the avoidance of doubt, filing the documents required in (i) above via EDGAR or releasing any documents set forth in (ii) above via a recognized wire service shall satisfy the delivery requirements of this Section 5(c).

(d)                Listing. The Company shall work in good faith to secure the listing of the Issuance Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon exercise of the Warrant. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable.

(e)                Corporate Existence. So long as the Buyer beneficially owns the Note, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed or quoted for trading on the Trading Market.

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(f)                 No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

(g)                Failure to Comply with the Exchange Act. So long as the Buyer beneficially owns any of the Securities, the Company shall comply with the reporting requirements of the Exchange Act; and the Company shall continue to be subject to the reporting requirements of the Exchange Act.

(h)                Breach of Covenants. If the Company materially breaches any of the covenants set forth in this Section 5, then in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an event of default under the Note.

(i)                 Reservation of Shares. The Company covenants that while the Note and Warrant remain outstanding, the Company will reserve from its authorized and unissued Common Stock, three times (300%) of the number of shares of Common Stock, free from preemptive rights, that would be issuable upon full, unconditioned conversion of the Note and exercise of the Warrant calculated on the basis of the Alternative Conversion Price (as defined in the Note) and the exercise price, respectively, in effect as of each Closing Date, which such reserved amounts shall be increased by the Company from time to time in accordance with its obligations under such Securities.

(j)                 Indemnification. Each party hereto (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or the rules and regulations thereunder (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement.

(k)                [RESERVED]

(l)                 Variable Rate Transactions. The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any equity line of credit agreement with any other party or enter into any transaction resulting in, or with, any Variable Security Holders, excluding the Buyer, without the Buyer’s prior written consent, which consent may be granted or withheld in the Buyer’s sole and absolute discretion unless the process of such transaction are used first and primarily to repay the Note in full; provided that such arrangements evidenced by written agreements that exist as of the Execution Date shall not be subject to the provisions of this Section 5(l). “Variable Security Holder” means any holder of any securities of the Company that are not subject to a conversion/exercise price having a floor price that is within 50% of the Company’s then current market price, and (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock, and/or (B) are or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the Common Stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition.

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(m)              Additional Equity Line Transactions. During the twenty four (24) months following the Execution Date, if the Company has a bona fide offer of capital or financing from any 3rd party via an “equity line” transaction, that the Company intends to act upon, then the Company must first offer such opportunity to the Buyer to provide such capital or financing to the Company on the same or similar terms as each respective 3rd party’s terms, and the Buyer may in its sole discretion determine whether the Buyer will provide all or a portion of such capital or financing. Should the Buyer be unwilling or unable to provide such capital or financing to the Company within five (5) Trading Days from Buyer’s receipt of written notice of the offer (the “Offer Notice”) from the Company, then the Company may obtain such capital or financing from that respective 3rd party upon terms and conditions no less favourable to the Company than those offered by the Company to the Buyer, which transaction must be completed within fifteen (15) Trading Days after expiry of the Offer Notice. If the Company does not receive the capital or financing from the respective 3rd party within fifteen (15) Trading Days after expiry of the respective Offer Notice, then the Company must again offer the capital or financing opportunity to the Buyer as described above, and the process detailed above shall be repeated. The Offer Notice must be sent by electronic transmission via email to adam@oasis-cap.com.

(n)                Other Offerings. During the twenty four (24) months following the Execution Date, if the Company has a bona fide offer of capital or financing from any 3rd party comprised of any securities offering, not including that which is described in subsection (m) above, that the Company intends to act upon, then the Company must first offer such opportunity to the Buyer to provide such capital or financing to the Company on the same or similar terms as each respective 3rd party’s terms, and the Buyer may in its sole discretion determine whether the Buyer will provide up to 25% of such capital or financing. Should the Buyer be unwilling or unable to provide such capital or financing to the Company within 15 Trading Days from Buyer’s receipt of Offer Notice from the Company, then the Company may obtain such capital or financing from that respective 3rd party upon terms and conditions no less favourable to the Company than those offered by the Company to the Buyer, which transaction must be completed within 15 Trading Days after expiry of the Offer Notice. If the Company does not receive the capital or financing from the respective 3rd party within 15 days after the date of the respective Offer Notice, then the Company must again offer the capital or financing opportunity to the Buyer as described above, and the process detailed above shall be repeated. The Offer Notice must be sent by electronic transmission via email to adam@oasis-cap.com. In the event that the Company completes any offering or sale of securities after the Execution Date, in the sole discretion of, and at the option of the Buyer, (i) up to $200,000 of the proceeds of the first such offering under any Form S-3 or other registration statement utilized by the Company, shall first be applied to the repayment of the Note, and (ii) fifty percent (50%) the proceeds of any additional such offering or sale shall first be applied to the repayment of the Note until the same shall have been paid and satisfied in full.

(o)                Prohibition on Certain Transactions. The Buyer covenants and agrees that neither it, nor any affiliate acting on its behalf or pursuant to any understanding with it will execute any “short sales” of the Common Stock as defined in Rule 200 of Regulation SHO under the Exchange Act.

(p)                Piggyback Registration Rights. The Company shall include on any registration statement filed with the SEC, all Inducement Shares. In addition to all other remedies at law or in equity or otherwise under this Agreement, failure to do so will result in liquidated damages of $25,000.00, being immediately due and payable to the Buyer at its election in the form of cash payment.

(q)                Certain Fees and Expenses. The Company shall pay all stamp taxes and other taxes and duties levied in connection with the delivery of the Note to the Buyer. In addition, the Buyer shall receive a $10,000.00 credit for the Buyer’s transaction expenses which shall be evidenced in the face value of the Note.

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6.                  Transfer Agent Instructions. Prior to registration of the Issuance Shares under the Securities Act or the date on which the Issuance Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 3(f) of this Agreement. The Company warrants that: (i) no stop transfer instructions will be given by the Company to its Transfer Agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note and Warrant; (ii) it will not direct its Transfer Agent not to transfer or delay, impair, and/or hinder its Transfer Agent in transferring (or issuing) (electronically or in certificated form) any certificate for Conversion Shares or Warrant Shares to be issued to the Buyer upon conversion/exercise of or otherwise pursuant to the Note or Warrant as and when required by the Note or Warrant or this Agreement; and (iii) it will not fail to remove (or direct its Transfer Agent not to remove or impairs, delays, and/or hinders its Transfer Agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Issuance Shares as contemplated by the terms of this Agreement, the Note and the Warrant. Nothing in this Section shall affect in any way the Buyer’s obligations and agreement to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If the Buyer provides the Company (which shall be at the cost of the Company), with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Issuance Shares, promptly instruct its Transfer Agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.                  CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL. The obligation of the Company hereunder to issue and sell the Note, Warrant and Inducement Shares to the Buyer at each Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)                The Buyer shall have executed this Agreement and delivered the same to the Company.

(b)                The Buyer shall have delivered the applicable Purchase Price in accordance with Section 2 above.

(c)                The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the applicable Closing Date.

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(d)                No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8.                  CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase the Note and fund each of the First Tranche, Second Tranche, and Third Tranche of the Note at the Closings is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a)                The Company shall have executed this Agreement and delivered the same to the Buyer on the First Closing Date.

(b)                The Company shall have delivered to the Buyer the duly executed Note in accordance with Section 2(a) above on the First Closing Date.

(c)                The Company shall have delivered to the Buyer a duly executed Warrant in accordance with Section 2(a) above on each applicable Closing Date.

(d)                The Company shall have delivered to the Buyer the Inducement Shares on the First Closing Date.

(e)                The Company shall have delivered to the Buyer the duly executed Transfer Agent Instruction Letter on the First Closing Date.

(f)                 The Company shall have delivered a copy of its Directors’ resolutions relating to the transactions contemplated hereby, the form of which is attached hereto as Exhibit D, on the First Closing Date.

(g)                The Company shall have delivered an executed copy of the security agreement to the Buyer, in the form attached hereto as Exhibit E (the “Security Agreement”), on the First Closing Date.

(h)                No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement, as of each Closing Date.

(i)                 No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the Exchange Act reporting status of the Company or the failure of the Company to be timely in its Exchange Act reporting obligations, as of each Closing Date.

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(j)                 The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of each Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of each Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer, in the form prescribed by the Buyer.

9.                  GOVERNING LAW; MISCELLANEOUS.

(a)                Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law (whether of the State of New York or any other jurisdiction).

(b)                Arbitration. Any disputes, claims, or controversies arising out of or relating to the Transaction Documents, or the transactions, contemplated thereby, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be referred to and resolved solely and exclusively by binding arbitration to be conducted before the Judicial Arbitration and Mediation Service (“JAMS” ), or its successor pursuant the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures (the “Rules” ), including Rules 16.1 and 16.2 of those Rules. The arbitration shall be held in New York, New York, before a tribunal consisting of three (3) arbitrators each of whom will be selected in accordance with the “strike and rank” methodology set forth in Rule 15. Either party to this Agreement may, without waiving any remedy under this Agreement, seek from any federal or state court sitting in the State of New York any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal. The costs and expenses of such arbitration shall be paid by and be the sole responsibility of the Company, including but not limited to the Buyer’s attorneys’ fees and each arbitrator’s fees. The arbitrators’ decision must set forth a reasoned basis for any award of damages or finding of liability. The arbitrators’ decision and award will be made and delivered as soon as reasonably possibly and in any case within sixty (60) days’ following the conclusion of the arbitration hearing and shall be final and binding on the parties and may be entered by any court having jurisdiction thereof. Notwithstanding the foregoing, the choice of arbitration shall not limit the Buyer’s exercise of remedies under the Uniform Commercial Code.

(c)                JURY TRIAL WAIVER. THE COMPANY AND THE BUYER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS.

(d)                Counterparts; Signatures by Electronic Mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

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(e)                Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(f)                 Severability. In the event that any provision of this Agreement or of any of the Transaction Documents is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(g)                Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the Buyer.

(h)                Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or e-mail as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by e-mail at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

If to the Company, to:

PREDICTIVE ONCOLOGY INC.
2915 Commers Drive,

Suite 900

Eagan, MN 55121Attention: Robert Myers, CFO

E-mail: rmyers@skylinemedical.com

Phone: 651-389-4508

With a copy (which shall not constitute notice) to:

Maslon LLP

3300 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

E-mail: martin.rosenbaum@maslon.com

Attention: Martin R. Rosenbaum, Esq.

Phone: 612-672-8326

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If to the Buyer, to:

OASIS CAPITAL, LLC

208 Ponce de Leon Ave, Suite 1600

San Juan, PR 00918

E-mail: adam@oasis-cap.com

Attention: Adam Long, Managing Partner

Phone: 816.960.0100

With a copy (which shall not constitute notice) to:

K&L Gates LLP

200 S. Biscayne Blvd., Suite 3900

Miami, FL 33131

E-mail: john.owens@klgates.com

Attention: John D. Owens, III, Esq.

Phone: 305.539.3328

Either party hereto may from time to time change its address or e-mail for notices under this Section 9(h) by giving at least ten (10) days’ prior written notice of such changed address to the other party hereto.

(i)                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 3(e), the Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the Exchange Act, without the consent of the Company.

(j)                 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(k)                Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closings hereunder. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

(l)                 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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(m)              No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)                Remedies.

(i)                 The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

(ii)               In addition to any other remedy provided herein or in any document executed in connection herewith, the Company shall pay the Buyer for all costs, fees and expenses in connection with any arbitration, litigation, contest, dispute, suit or any other action to enforce any rights of the Buyer against the Company in connection herewith, including, but not limited to, costs and expenses and attorneys’ fees, and costs and time charges of counsel to the Buyer. In furtherance of the foregoing, the Company shall pay an amount equal to $25,000 to the Buyer immediately upon the Buyer’s filing of any arbitration, litigation, contest, dispute, suit or any other action to enforce any rights of the Buyer against the Company in connection herewith, which such amount shall be used to pay the Buyer’s attorneys’ fees, cost and expenses. Additional amounts shall be paid by the Company to the Buyer immediately upon the Company’s receipt of invoices from the Buyer’s attorney evidencing the charges and fees assessed in connection with any such arbitration, litigation, contest, dispute, suit or any other action to enforce any rights of the Buyer and, upon receiving such invoices which indicate outstanding fees in excess of $25,000 at any time, the Company shall promptly pay an additional $25,000 to the Buyer to be used in satisfaction of additional attorneys’ fees, and costs and time charges of counsel to the Buyer. Further, the Company agrees to save and hold the Buyer harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. In the event that the Company is the prevailing party in any such action, Buyer shall refund all such amounts.

(o)                Publicity. The Company and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, SEC, Trading Market, or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, Trading Market or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

** signature page follows **

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IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the Execution Date.

COMPANY:

PREDICTIVE ONCOLOGY INC.

By:	/s/ Bob Myers
Name: Bob Myers
Title: CFO

BUYER:

OASIS CAPITAL, LLC

By:	/s/ Adam Long
Name: Adam Long
Title: Managing Partner

** Signature Page to Securities Purchase Agreement **

SCHEDULE OF BUYERS

FIRST TRANCHE

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer	Address and E-mail	Aggregate Note Face Value	Number of Warrant Shares	Inducement Shares	Purchase Price	Legal Representative’s Address and E-mail
Oasis Capital, LLC	208 Ponce de Leon Ave, Suite 1600 San Juan, PR 00918 E-mail: adam@oasis-cap.com Attn: Adam Long, Managing Partner E-mail: adam@oasis-cap.com	$490,000.001	94,631	46,875	$400,000.00	K&L Gates LLP 200 S. Biscayne Blvd. Ste. 3900 Miami, FL 33131 Attn: John D. Owens III, Esq. E-mail: john.owens@klgates.com
1. Aggregate Note Face Value includes $10,000.00 for Oasis Capital, LLC transaction expenses and an $80,000.00 OID.

SECOND TRANCHE

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer	Address and E-mail	Aggregate Note Face Value	Number of Warrant Shares	Inducement Shares	Purchase Price	Legal Representative’s Address and E-mail
Oasis Capital, LLC	Same as “First Tranche Above”	$480,000.00	92,700	0	$400,000.00	Same as “First Tranche Above”

THIRD TRANCHE

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer	Address and E-mail	Aggregate Note Face Value	Number of Warrant Shares	Inducement Shares	Purchase Price	Legal Representative’s Address and E-mail
Oasis Capital, LLC	Same as “First Tranche Above”	$480,000.00	92,700	0	$400,000.00	Same as “First Tranche Above”

DISCLOSURE SCHEDULES

[Attached]

EXHIBITS

A - NOTE

B - WARRANT

C - TRANSFER AGENT INSTRUCTIONS

D - BOARD RESOLUTIONS

E - SECURITY AGREEMENT